UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 21, 2018

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 Maguire Road, Lexington, MA 02421

(Address of Principal Executive Offices) (Zip Code)

(617) 503-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(c)

Appointment of Mr. Dentzer as Chief Operating Officer and Chief Financial Officer

On March 21, 2018, in connection with the Company’s entrance into an amended and restated employment agreement with James E. Dentzer (as described below), Mr. Dentzer became the chief operating officer and chief financial officer of the Company. Mr. Dentzer, age 52, has served as our chief financial officer and chief administrative officer since March 2016. He most recently served as chief financial officer of Dicerna Pharmaceuticals, Inc., an RNA interference-based biopharmaceutical company, from December 2013 to December 2015. Prior to that, he was the chief financial officer of Valeritas, Inc., a commercial-stage medical technology company, from March 2010 to December 2013. Prior to joining Valeritas, Inc., he was the chief financial officer of Amicus Therapeutics, Inc., a biotechnology company, from October 2006 to October 2009. In prior positions, he spent six years as corporate controller of Biogen and six years in various senior financial roles at E.I. du Pont de Nemours and Company in the U.S. and Asia. Mr. Dentzer holds a B.A. in philosophy from Boston College and an M.B.A. from the University of Chicago.

On March 21, 2018, the Company entered into an amended and restated employment agreement with Mr. Dentzer, which agreement further amended his March 29, 2016 employment agreement, as amended on March 7, 2017. Mr. Dentzer’s current base salary, which is subject to annual review by the Board and/or the Compensation Committee, was set at $475,000 per annum. Mr. Dentzer’s agreement also provides for four weeks paid vacation and for reimbursement of specified expenses related to his estate planning and tax preparation up to an annual maximum of $7,500, for which an associated gross-up payment for applicable taxes is also provided. Mr. Dentzer is entitled to participate in the Company’s medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the Board and/or Compensation Committee at a target bonus rate of 50% of his annual base salary. Mr. Dentzer is also entitled to receive severance benefits under the agreement in the event of his termination by the Company without cause (after 30 days’ notice by the Company) or by the employee for good reason (as defined in the agreement) comprising of (i) nine months’ pay at his then-current base salary, (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii) COBRA premium benefits for up to nine months. In the event of termination without cause (after 30 days’ notice by the Company) or for good reason within 12 months following a change in control of the Company, Mr. Dentzer will receive (i) an amount equal to the sum of (x) his base salary and (y) his target bonus for the year of termination, and (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed as well as (iii) COBRA premium benefits for up to 12 months. The amended employment agreement also provides for a limitation on payments under the agreement if limiting the payments would leave Mr. Dentzer in a better net position than bearing the tax penalties under Section 280G of the Internal Revenue Code, and specified indemnification provisions in connection with claims arising in his capacity as our executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests.

The foregoing summary of Mr. Dentzer’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which we intend to file as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

(e)

Amended and Restated Executive Officer Employment Agreements

Ali Fattaey, Ph.D.   On March 21, 2018, the Company entered into an amended employment agreement with Dr. Fattaey under which he serves as president and chief executive officer, which agreement further amended his June 2, 2014 employment agreement, as amended on March 7, 2017. Dr. Fattaey’s current base salary, which is subject to annual review by the Board and/or the Compensation Committee, was set at $590,000 per annum. Dr. Fattaey’s agreement also provides for four weeks paid vacation and for reimbursement of specified expenses related to his estate planning and tax preparation up to an annual maximum of $10,000, for which an associated gross-up payment for applicable taxes is also provided. Dr. Fattaey is entitled to participate in the Company’s medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the Board and/or the Compensation Committee at a target bonus rate of 60% of his annual base salary. Dr. Fattaey is also entitled to receive severance benefits under the agreement in the event of his termination without cause (after 30 days’ notice by the Company) or for good reason (as defined in the agreement) comprising of (i) twelve months’ pay at his then-current base salary, (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii) COBRA premium benefits for up to 12 months. Dr. Fattaey’s employment agreement also provides that, in the event of termination without cause (after 30 days’ notice by the Company) or resignation for good reason within 12 months following a change in control of the Company, Dr. Fattaey will receive (i) an amount equal to twice the sum of (x) his base salary and (y) his target bonus for the year of termination, and (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed as well as (iii) COBRA premium benefits for up to 24 months. The amended employment agreement also provides for a limitation on payments under the agreement if limiting the payments would leave Dr. Fattaey in a better net position than bearing the tax penalties under Section 280G of the Internal Revenue Code, and specified indemnification provisions in connection with claims arising in his capacity as an executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests.

The foregoing summary of Dr. Fattaey’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which we intend to file as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

James E. Dentzer.   Reference is made to the disclosure in Item 5.02(c) above regarding modification to the employment agreement with Mr. James Dentzer.

David Tuck, M.D.   On March 21, 2018, the Company entered into an employment agreement with Dr. Tuck under which he serves as the Company’s chief medical officer, which agreement further amended his February 29, 2016 employment agreement, as amended on March 7, 2017. Dr. Tuck’s current base salary, which is subject to annual review by the Board and/or Compensation Committee, was set at $420,000 per annum and he is also entitled to four weeks paid vacation. Dr. Tuck is entitled to participate in our medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the Board and/or Compensation Committee at a target bonus rate of 40% of his annual base salary. Dr. Tuck is also entitled to receive severance benefits under the agreement in the event of his termination without cause (after 30 days’ notice by the Company) or for good reason (as defined in the agreement) comprising of (i) nine months’ pay at his then-current base salary, (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii) COBRA premium benefits for up to nine months. In the event of termination without cause (after 30 days’ notice by the Company) or for good reason within 12 months following a change in control of the Company, Dr. Tuck will receive (i) an amount equal to the sum of (x) his base salary and (y) his target bonus for the year of termination, and (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed as well as (iii) COBRA premium benefits for up to 12 months. The amended employment agreement also provides for a limitation on payments under the agreement if limiting the payments would leave Dr. Tuck in a better net position than bearing the tax penalties under Section 280G of the Internal Revenue Code, and specified indemnification provisions in connection with claims arising in his capacity as an executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests.

The foregoing summary of Dr. Tuck’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which we intend to file as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: March 22, 2018	By:	/s/ James E. Dentzer
James E. Dentzer
Chief Operating Officer and Chief Financial Officer